Exhibit 10.2

AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT
MICHAEL D. ANGEL

This Amendment No. 1 to the Executive Employment Agreement (this "Amendment Agreement") is by and between SPY Inc., a Delaware corporation (the "Company"), and Michael D. Angel (the "Executive"). Each party is sometimes individually referred to in this Amendment as a "Party" and collectively as the "Parties." This Amendment Agreement is effective on October 16, 2012 ("Effective Date").

RECITALS:

WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement dated as of October 27, 2011 and effective as of January 3, 2012 (the "Employment Agreement").

WHEREAS, the Parties now desire to amend the Employment Agreement as set forth in this Amendment Agreement in accordance with Section 8 of the Employment Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment Agreement and intending to be legally bound, the Parties agree as follows:

    Capitalized terms not otherwise defined in this Amendment Agreement shall have the respective meanings ascribed to them in the Employment Agreement.

    Section 2(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

    b. Annual Bonus Potential. During each full fiscal year of the Term (commencing in fiscal year 2014), in further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive a combined total annual bonus ("Total Potential Bonus") of up to eighty percent (80%) of Base Salary, or an increment thereof, in part upon achievement of goals to be recommended by and approved by the Compensation Committee in its discretion for fiscal year 2014. (For sake of clarity, the Total Potential Bonus would equal Two Hundred Thousand Dollars ($200,000) based on Executive's Base Salary of Two Hundred, Fifty Thousand Dollars per year ($250,000) as of the Effective Date). Fifty percent (50%) of the Total Potential Bonus (the "Annual Performance Target Bonus") will initially be based on the goals to be determined in the discretion of the Compensation Committee for fiscal year 2014. (For sake of clarity, the Annual Performance Target Bonus would equal One Hundred Thousand Dollars ($100,000) as of the Effective Date). The other fifty percent (50%) of the Total Potential Bonus (in equal dollar amount) will be at the sole discretion of the Compensation Committee. The above-referenced bonuses, if any are earned, will be paid to Executive within two and one-half months of the end of the fiscal year with respect to which the bonus relates. To earn any bonus, Executive must remain employed with the Company through the end of the fiscal year with respect to which the bonus relates.

    For sake of clarity, Executive acknowledges and agrees that Executive has not earned and is not entitled to any bonus for fiscal year 2012 or 2013, but nevertheless is waiving any potential claim and right to or eligibility for any bonus payments for fiscal year 2012 or 2013 pursuant to this Amendment Agreement. Furthermore, Executive acknowledges and agrees that (i) Executive is voluntarily entering into this Amendment Agreement; (ii) this Amendment Agreement and the bonus waiver affected hereby do not constitute "good reason" for resignation by Executive or constructive discharge; and (iii) there is no substitute or replacement compensation being provided to Executive related to this Amendment Agreement.

    Except as expressly modified herein, all other terms and conditions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect.

    This Amendment Agreement may not be amended or waived except by a writing signed by Executive and by an officer or director authorized by the Company's Board which expressly references this Section. Failure to exercise any right under this Amendment Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Amendment Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

    This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereby agree that the sole and exclusive forum for resolution of any dispute relating to this Amendment Agreement shall be in San Diego, California, the parties hereby submit to personal jurisdiction of state and federal courts and the arbitrator in San Diego, California to resolve any disputes relating to this Amendment Agreement.

    This Amendment Agreement may be executed in multiple counterparts and may be delivered via facsimile, electronic mail in portable document format or other means intended to preserve the original graphical content of a signature. Any such counterpart shall constitute an original signature and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement and made it effective as of the date and year first written above.

SPY INC.	EXECUTIVE
By: /s/ Michael Marckx	/s/ Michael D. Angel
Name: Michael Marckx	Michael D. Angel
Its: President and Chief Executive Officer